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                                                                    EXHIBIT 99.1

                          [PIONEER RAILCORP LETTERHEAD]

Release Immediately                                  December 22, 2004


                                  Press Release

                            Contact: J. Michael Carr

                                  309-697-1400

   PIONEER RAILCORP ANNOUNCES INTENT TO NOT RENEW LISTING WITH NASDAQ AND THE
                             CHICAGO STOCK EXCHANGE

         PEORIA, ILLINOIS - Pioneer Railcorp (Nasdaq: PRRR) announced that in conjunction with its previously announced plans to deregister its securities with the Securities Exchange Commission, it does not intend to renew its listing with Nasdaq or the Chicago Stock Exchange in 2005, the fees for which would have been due by December 2004 month-end. As a result, beginning January 3, 2005, the Company anticipates that its shares will be quoted on the "Pink Sheets" under the symbol "PRRR" and will not be traded on either Nasdaq or the Chicago Stock Exchange.

         Details of Pioneer Railcorp's going private transaction may be found in Pioneer Railcorp's Preliminary Proxy Statement filed with the SEC on November 9, 2004, as the same may be amended from time-to-time. Once in definitive form, Pioneer Railcorp plans to mail to each shareholder a proxy statement about the proposed transaction, and shareholders are advised to read the proxy statement carefully because it will contain important information about the transaction, the persons soliciting proxies, and their interests in the transaction and related matters. Shareholders may obtain free copies of the proxy statement and other documents filed by Pioneer Railcorp at the SEC's website (www.sec.gov) or from the Company by directing requests to the attention of J. Michael Carr, President and Chief Financial Officer, Pioneer Railcorp, 1318 S. Johanson Road, Peoria, IL 61607, telephone number 309-697-1400.

         This press release is not a solicitation of a proxy or an offer to acquire any Pioneer Railcorp securities.

         This press release may contain forward-looking statements that involve assumptions and potential risks and uncertainties. Pioneer Railcorp's future results could differ materially from those discussed herein. Readers should not place undue reliance on any forward-looking statements, which are applicable only as of the date hereof.